                                                                    Exhibit 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-57162 of Kraft Foods Inc. Form S-1 dated May 21, 2001 of our report dated February 2, 2000 on our audits of the consolidated financial statements of Nabisco Holdings Corp. as of December 31, 1998 and 1999 and for the three years ended December 31, 1999 appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Parsippany, New Jersey
May 21, 2001